                                                                      EXHIBIT 8

BALLARD SPAHR ANDREWS & INGERSOLL
    1735 MARKET STREET, 51ST FLOOR
      PHILADELPHIA, PA 19103

                                          April 16, 1997

BHC Financial, Inc.
One Commerce Square
2005 South Market Street
Philadelphia, PA 19103-3212

               Re: Fiserv, Inc.

Gentlemen:

  We understand that a Registration Statement on Form S-4, File No. 333-23349 (the "Registration Statement"), as amended, has been filed by Fiserv, Inc. ("Fiserv"), a Delaware corporation, with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of its Common Stock, $.01 par value ("Fiserv Common Stock"), to be issued in connection with the transactions contemplated by the Agreement and Plan of Merger (the "Merger Agreement") dated as of March 2, 1997 among Fiserv, Fiserv Delaware Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Fiserv, and BHC Financial, Inc. ("BHC"), a Delaware corporation. The Merger Agreement is described therein and filed as an Exhibit to the Proxy Statement/Prospectus forming a part of the Registration Statement.

  We hereby confirm that the discussion set forth under the captions "Summary--The Merger--Federal Income Tax Consequences" and "The Merger--The Merger Agreement--Federal Income Tax Consequences of the Merger" in the Proxy Statement/Prospectus provides a summary of the material federal income tax consequences relevant to the BHC stockholders receiving Fiserv Common Stock pursuant to the Merger Agreement.

  We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement and to the use of our name in the Registration Statement and in the Proxy Statement/Prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,

                                          Ballard Spahr Andrews & Ingersoll